Exhibit 77B to Form N-SAR for
Ariel Investment Trust


Report of Independent Auditors


To the Shareholders and
Board of Trustees of Ariel Mutual Funds

In planning and performing our audit of
the financial statements of Ariel Fund,
Ariel Appreciation Fund, Ariel Premier
Bond Fund, and Ariel Premier Growth Fund, comprising Ariel Investment Trust
(the "Funds") for the year ended September
30, 2002, we considered its internal
control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in
internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above
as of September 30, 2002.

This report is intended solely for
the information and use management, the
Board of Trustees of the Funds,
and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.


Ernst & Young LLP

Chicago, Illinois
October 19, 2002